UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 24, 2018 (August 23, 2018)

China Commercial Credit, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36055	45-4077653
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Room 701, Building D, U-center

No.28 Chengfu Road, Haidian District

Beijing, China

(Address of Principal Executive Offices)

(86-0512) 6396-0022

(Issuer’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company      ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 7.01 Regulation FD Disclosure.

As previously reported, on February 28, 2018, The NASDAQ Stock Market LLC (“Nasdaq”) notified China Commercial Credit, Inc. (the “Company”) that it did not comply with the minimum $35 million market value of listed securities for The Nasdaq Capital Market set forth in Listing Rule 5550(b)(2) nor the alternative compliance standards under Nasdaq Listing Rule 5550(b) of (i) net income from continuing operations of $500,000 in its last completed fiscal year or in two of the last three fiscal years, or (ii) stockholders' equity of at least $2.5 million. On August 22, 2018, the Company received a letter (the “Notification Letter”) from Nasdaq notifying the Company that based on the Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2018 filed on August 17, 2018, in which it reported stockholders’ equity of $4,132,773, Nasdaq has determined that the Company satisfies the $2.5 million stockholders’ equity requirement under Listing Rule 5550(b)(1) and this matter is now closed.

On August 24, 2018, the Company issued a press release announcing that the Company has regained its compliance with Listing Rule 5550(b) which will permit the continued listing of the Company’s stock on the Nasdaq Capital Market.

The press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Exhibit No.	Description

99.1	Press Release of China Commercial Credit, Inc. dated August 24, 2018.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA COMMERCIAL CREDIT, INC.

Date: August 24, 2018	By:	/s/ Long Yi
	Name:	Long Yi
	Title:	Chief Financial Officer

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